UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: April 22, 2019

(Date of earliest event reported)

BIO-RAD LABORATORIES, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-7928

Delaware	94-1381833
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1000 Alfred Nobel Dr.

Hercules, California 94547

(Address of principal executive offices, including zip code)

(510) 724-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Principal Operating Officer:

On April 22, 2019, Bio-Rad Laboratories, Inc. (the “Company”) announced the appointment by the Board of Directors of the Company of Dr. Andrew J. Last, PhD as the Company’s Executive Vice President and Chief Operating Officer (including as principal operating officer), effective April 22, 2019.

Dr. Last has over 30 years of global management experience and technical expertise. Prior to joining the Company, Dr. Last, age 59, was the Chief Commercial Officer of Berkeley Lights, Inc., a digital cell biology company that develops and commercializes platforms for the acceleration of discovery, development and delivery of cell-based products and therapies, from December 2017 to April 2019. From 2016 through 2017, Dr. Last was the Chief Operating Officer of Intrexon Corporation, a publicly traded biotechnology company. Prior to that, from 2010 to 2016, Dr. Last held senior roles at Affymetrix, Inc., a company that manufactures DNA microarray solutions, including most recently the role of Executive Vice President and Chief Operating Officer. Dr. Last’s other previous global leadership roles have included senior positions with Becton, Dickinson and Company from 2004 to 2010; Applied Biosystems from 2002 to 2004; Incyte Genomics from 1999 to 2002; and Monsanto Company from 1987 to 1999.

The Company and Dr. Last entered into an employment offer letter providing for, among other things, an annual base salary of $575,000 per year, a sign-on bonus of $50,000 (less taxes) that is payable within thirty days of his hire date, and a 2019 target cash bonus under the Company’s corporate incentive bonus plan of 80% of his eligible earnings, with this cash bonus to be pro-rated based on his time in the position. Within thirty days of his hire date, the Company’s Board will grant Dr. Last 5,000 restricted stock units and 5,000 non-qualified stock options.

If Dr. Last’s employment with the Company is terminated by the Company without good cause, he will be entitled to a lump sum payment equal to one-year of his then current annual base salary, provided that he first enters into a full release of all claims in favor of the Company, its affiliates and their respective officers, directors and employees in a form provided by the Company.

A copy of the employment offer letter entered into between the Company and Dr. Last is filed as an exhibit to this report as Exhibit 10.1.

There are no arrangements or understandings between Dr. Last and any person other than the Company pursuant to which he was appointed as Executive Vice President and Chief Operating Officer. There is no family relationship between Dr. Last and any director or executive officer of the Company or any person nominated or chosen to become a director or executive officer of the Company. Dr. Last has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A copy of the press release announcing the appointment of Dr. Last is furnished with this report as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Employment Offer Letter between the Company and Andrew J. Last dated March 15, 2019

99.1	Press Release dated April 22, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-RAD LABORATORIES, INC.

Date: April 22, 2019	By:	/s/ Timothy S. Ernst
Timothy S. Ernst
Executive Vice President, General Counsel and Secretary